Exhibit 99.1
Alight Reports Third Quarter 2024 Results
– Initiates quarterly dividend program –
– Revenue of $555 million –
– Key wins with Hewlett Packard Enterprise, Nokia and Siemens –
– Repurchased $75 million of common stock –
– Raises revenue guidance range –
CHICAGO, IL – November 12, 2024 – Alight, Inc. (NYSE: ALIT), a leading cloud-based provider of integrated digital human capital and business solutions, today reported results for the third quarter ended September 30, 2024.

“Alight delivered third quarter results that exceeded our expectations on both revenue and profitability,” said CEO Dave Guilmette. “As the market-leading services provider for employee benefits and wellbeing, Alight is uniquely positioned to guide the world’s largest and most complex clients on their people strategy journey. The value we now bring as a simplified company is driving momentum in our go-to market strategy and delivering stronger profitability. Our confidence in continued execution, alongside strong cash flow, is enabling a meaningful commitment to capital return, demonstrated by today's initiation of a quarterly dividend program.”
Presentation of Results
Beginning with the quarter ended March 31, 2024, the Company began accounting for the assets, liabilities and operating results of the Payroll & Professional Services business as discontinued operations. As such, the financial information contained in this release is presented on a continuing operations basis, unless otherwise noted. The Payroll & Professional Services business transaction closed on July 12, 2024.
Third Quarter 2024 Highlights (all comparisons are relative to third quarter 2023)
•Revenue decreased 0.4% to $555 million
•Business Process as a Service (BPaaS) revenue grew 18.6% to $121 million, representing 21.8% of total revenue
•Gross profit of $174 million and gross profit margin of 31.4%, compared to $166 million and 29.8% in the prior year period, respectively, and adjusted gross profit of $200 million and adjusted gross profit margin of 36.0%, compared to $192 million and 34.5% in the prior year period, respectively
•Net loss of $44 million compared to the prior year period net loss of $40 million
•Adjusted EBITDA of $118 million compared to the prior year period of $100 million
•Diluted earnings (loss) per share of $(0.08) compared to $(0.09) in the prior year period, and adjusted diluted earnings per share of $0.09 compared to $0.09 per share in the prior year period
•New wins or expanded relationships with companies including Hewlett Packard Enterprise, Nokia and Siemens

•Repurchased $75 million of common stock under previously announced Accelerated Share Repurchase program
Third Quarter 2024 Results
Revenue decreased 0.4% to $555 million, as compared to $557 million in the prior year period. The decrease was driven by lower volumes, lower project revenue and the wind-down of the Hosted business operations, partially offset by higher net commercial activity. Excluding the exited Hosted business, revenue increased 0.9%. Recurring revenues were 90.8% of total revenue.
Gross profit was $174 million, or 31.4% of revenue, compared to $166 million, or 29.8% of revenue in the prior year period. The increase in gross profit was primarily driven by productivity savings.
Selling, general and administrative expenses increased $6 million when compared to the prior year period. This was driven by professional fees incurred related to the sale of the Payroll & Professional Services business, partially offset by lower compensation expenses primarily related to share-based awards and lower costs incurred from the previously announced restructuring program.
Interest expense of $19 million decreased $15 million from the prior year period. Interest expense benefited from the repricing of the 2028 term loan and the $740 million debt pay down.
The Company’s loss from continuing operations before income tax benefit was $53 million compared to loss from continuing operations before income tax benefit of $54 million in the prior year period. The improvement was primarily attributable to lower interest expense as a result of the debt pay down and other income recorded in conjunction with the transition services agreement entered into with the purchaser of the divested Payroll & Professional Services business, partially offset by the non-operating fair value remeasurements of financial instruments and the tax receivable agreement.
Balance Sheet Highlights
As of September 30, 2024, the Company’s cash and cash equivalents balance was $300 million, total debt was $2,031 million and total debt net of cash and cash equivalents was $1,731 million.
Initiates Quarterly Dividend Program
The Company announced today that its Board of Directors approved a new quarterly dividend program. The Board of Directors declared a quarterly cash dividend of $0.04 per share to be paid on December 16, 2024 to all stockholders of record as of December 2, 2024. The Company intends to continue paying regular cash dividends on a quarterly basis, subject to market conditions and approval by the Board of Directors.
Fourth Quarter 2024 Business Outlook
The Company's fourth quarter of 2024 outlook includes:
•Revenue of $665 million to $685 million ($10 million increase at midpoint versus previous 2nd half guidance).
•BPaaS Revenue of $144 to $154 million.
•Adjusted EBITDA of $208 million to $233 million.
•Adjusted EBITDA margin range of 30.4% to 35.0%.
•Adjusted diluted EPS of $0.22 to $0.27.
•Operating Cash Flow Conversion adjusted for separation costs of approximately 60%.

Reconciliations of the historical financial measures used in this press release that are not recognized under U.S. generally accepted accounting principles ("GAAP") are included below. Additionally, some of the measures used in this press release include certain management adjustments in addition to those permitted under Article 11 of Regulation S-X, with respect to proforma financial information. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Earnings Conference Call and Webcast Information
A conference call to discuss the Company’s third quarter 2024 financial results is scheduled for today, November 12, 2024 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Interested parties can access the live webcast and accompanying presentation materials by logging on to the Investor Relations section on the Company’s website at http://investor.alight.com. A replay of the conference call and the accompanying presentation materials will be available on the investor relations website for approximately 90 days.
About Alight Solutions
Alight is a leading cloud-based human capital technology and services provider for many of the world’s largest organizations and over 35 million people and dependents. Through the administration of employee benefits, Alight helps clients gain a benefits advantage while building a healthy and financially secure workforce by unifying the benefits ecosystem across health, wealth, wellbeing, absence management and navigation. Our Alight Worklife® platform empowers employers to gain a deeper understanding of their workforce and engage them throughout life’s most important moments with personalized benefits management and data-driven insights, leading to increased employee wellbeing, engagement and productivity. Learn more about the Alight Benefits Advantage™ at alight.com.
Contacts
Investors:
Jeremy Cohen
investor.relations@alight.com
Media:
Mariana Fischbach
mariana.fischbach@alight.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expected revenue under contract, statements related to our ability to execute on our go-to-market strategy, statements regarding our ability to enhance shareholder value, statements regarding our expected quarterly dividend and stock repurchase programs, and statements related to the expectations regarding the performance and outlook for Alight’s business, financial results, liquidity and capital resources. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of elevated interest rates or changes in monetary and fiscal policies, competition in our industry, risks related to our ability to successfully separate our Payroll and Professional Services business, risks related to the performance of our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential and proprietary information, risks related to actions or proposals from activist stockholders, risks related to the ability to meet the contingent payment conditions of the seller note, and risks related to changes in regulation, including developments on the use of artificial intelligence and machine learning. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 29, 2024 and in the Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including: Adjusted EBITDA From Continuing Operations, Adjusted EBITDA Margin From Continuing Operations, Adjusted Net Income From Continuing Operations, Adjusted Diluted Earnings Per Share From Continuing Operations, Operating Cash Flow Conversion, Adjusted Gross Profit and Adjusted Gross Profit Margin. Please see below for additional information and for reconciliations of such non-GAAP financial measures. The presentation of non-GAAP financial measures is used to enhance our investors’ and lenders’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Adjusted EBITDA From Continuing Operations, which is defined as earnings from continuing operations before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance. Adjusted EBITDA Margin From Continuing Operations is defined as Adjusted EBITDA From Continuing Operations divided by revenue. Both Adjusted EBITDA From Continuing Operations and Adjusted EBITDA Margin From Continuing Operations are non-GAAP financial measures used by management and our stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods as well as to evaluate our core operating performance.
Adjusted Net Income From Continuing Operations, which is defined as net income (loss) from continuing operations adjusted for intangible amortization and the impact of certain non-cash items that we do not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used solely for the purpose of calculating Adjusted Diluted Earnings Per Share From Continuing Operations.
Adjusted Diluted Earnings Per Share From Continuing Operations is defined as Adjusted Net Income From Continuing Operations divided by the adjusted weighted-average number of shares of Alight Inc. common stock, diluted. Adjusted Diluted Earnings Per Share From Continuing Operations is used by us and our investors to evaluate our core operating performance and to benchmark our operating performance against our competitors.
Operating Cash Flow Conversion is defined as cash provided by operating activities divided by Adjusted EBITDA. Operating Cash Flow Conversion is used by management and stakeholders to evaluate our core operating performance.
Adjusted Gross Profit is defined as revenue less cost of services adjusted for depreciation, amortization and share-based compensation, and Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by revenue. Management uses Adjusted Gross Profit and Adjusted Gross Profit Margin as key measures in making financial, operating and planning decisions and in evaluating our performance. We believe that presenting Adjusted Gross Profit and Adjusted Gross Profit Margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.
Revenue Under Contract is an operational metric that represents management’s estimate of anticipated revenue expected to be recognized in the period referenced based on available information that includes historical client contracting practices. The metric does not reflect potential future events such as unexpected client volume fluctuations, early contract terminations or early contract renewals. Our metric may differ from similar terms used by other companies and therefore comparability may be limited.

Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Revenue	$555	$557	$1,652	$1,704
Cost of services, exclusive of depreciation and amortization	358	372	1,059	1,110
Depreciation and amortization	23	19	70	54
Gross Profit	174	166	523	540

Operating Expenses
Selling, general and administrative	142	136	434	436
Depreciation and intangible amortization	74	75	223	225
Total Operating expenses	216	211	657	661
Operating Income (Loss) From Continuing Operations	(42)	(45)	(134)	(121)
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	(23)	(36)	(54)	(11)
(Gain) Loss from change in fair value of tax receivable agreement	27	11	51	30
Interest expense	19	34	83	100
Other (income) expense, net	(12)	—	(11)	1
Total Other (income) expense, net	11	9	69	120
Income (Loss) From Continuing Operations Before Taxes	(53)	(54)	(203)	(241)
Income tax expense (benefit)	(9)	(14)	(34)	(45)
Net Income (Loss) From Continuing Operations	(44)	(40)	(169)	(196)
Net Income (Loss) From Discontinued Operations (including gain on disposal of $4.0m), Net of Tax	(30)	(6)	2	4
Net Income (Loss)	(74)	(46)	(167)	(192)
Net income (loss) attributable to noncontrolling interests	—	2	(2)	(9)
Net Income (Loss) Attributable to Alight, Inc.	$(74)	$(48)	$(165)	$(183)

Earnings Per Share
Basic and Diluted
Continuing operations	$(0.08)	$(0.09)	$(0.31)	$(0.39)
Discontinued operations	$(0.06)	$(0.01)	$—	$0.01
Net Income (Loss)	$(0.14)	$(0.10)	$(0.31)	$(0.38)

Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2024	December 31, 2023
(in millions, except par values)
Assets
Current Assets
Cash and cash equivalents	$300	$324
Receivables, net	453	435
Other current assets	186	260
Fiduciary assets	262	234
Current assets of discontinued operations	—	1,523
Total Current Assets	1,201	2,776
Goodwill	3,212	3,212
Intangible assets, net	2,925	3,136
Fixed assets, net	394	331
Deferred tax assets, net	96	38
Other assets	443	341
Long-term assets of discontinued operations	—	948
Total Assets	$8,271	$10,782

Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$334	$325
Current portion of long-term debt, net	25	25
Other current liabilities	305	233
Fiduciary liabilities	262	234
Current liabilities of discontinued operations	—	1,370
Total Current Liabilities	926	2,187
Deferred tax liabilities	31	32
Long-term debt, net	2,006	2,769
Long-term tax receivable agreement	755	733
Financial instruments	67	109
Other liabilities	160	142
Long-term liabilities of discontinued operations	—	68
Total Liabilities	$3,945	$6,040
Commitments and Contingencies
Stockholders' Equity
Preferred stock at $0.0001 par value: 1.0 shares authorized, none issued and outstanding	$—	$—
Class A Common Stock: $0.0001 par value, 1,000.0 shares authorized; 559.5 and 517.3 shares issued, and 532.4 and 510.9 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Class B Common Stock: $0.0001 par value, 20.0 shares authorized; 10.0 and 9.9 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Class V Common Stock: $0.0001 par value, 175.0 shares authorized; 0.6 and 29.0 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Class Z Common Stock: $0.0001 par value, 12.9 shares authorized; 0.0 and 3.4 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Treasury stock, at cost (27.1 and 6.4 shares at September 30, 2024 and December 31, 2023, respectively)	(207)	(52)
Additional paid-in-capital	5,149	4,946
Retained deficit	(668)	(503)
Accumulated other comprehensive income	48	71
Total Alight, Inc. Stockholders' Equity	$4,322	$4,462
Noncontrolling interest	4	280
Total Stockholders' Equity	$4,326	$4,742
Total Liabilities and Stockholders' Equity	$8,271	$10,782

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in millions)	2024	2023
Operating activities:
Net Income (Loss) From Continuing Operations	$(169)	$(196)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	83	69
Intangible asset amortization	210	210
Noncash lease expense	9	10
Financing fee and premium amortization	(1)	(2)
Share-based compensation expense	59	93
(Gain) loss from change in fair value of financial instruments	(54)	(11)
(Gain) loss from change in fair value of tax receivable agreement	51	30
Release of unrecognized tax provision	(1)	(1)
Deferred tax expense (benefit)	(75)	34
Other	(4)	7
Changes in operating assets and liabilities:
Accounts receivable	(19)	11
Accounts payable and accrued liabilities	11	(76)
Other assets and liabilities	(25)	48
Cash provided by operating activities - continuing operations	75	226
Cash provided by operating activities - discontinued operations	59	25
Net cash provided by operating activities	$134	$251
Investing activities:
Net proceeds from sale of business	972	—
Capital expenditures	(95)	(114)
Cash provided by (used in) investing activities - continuing operations	877	(114)
Cash used in investing activities - discontinued operations	(11)	(13)
Net cash provided by (used in) investing activities	$866	$(127)
Financing activities:
Net increase (decrease) in fiduciary liabilities	28	(36)
Repayments to banks	(759)	(19)
Principal payments on finance lease obligations	(22)	(17)
Payments on tax receivable agreements	(62)	(7)
Tax payment for shares/units withheld in lieu of taxes	(58)	(8)
Deferred and contingent consideration payments	—	(9)
Repurchase of shares	(155)	(40)
Other financing activities	—	1
Cash used for financing activities - continuing operations	(1,028)	(135)
Cash provided by (used in) financing activities - discontinued operations	22	(154)
Net Cash provided by (used in) financing activities	$(1,006)	$(289)
Effect of exchange rate changes on cash, cash equivalents and restricted cash - continuing operations	1	—
Effect of exchange rate changes on cash, cash equivalents and restricted cash - discontinued operations	(3)	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(8)	(164)
Cash, cash equivalents and restricted cash balances from:
Continuing operations - beginning of year	$558	$482
Discontinued operations - beginning of year(a)	1,201	1,277
Less discontinued operations - end of period(a)	—	1,126
Less fiduciary cash transferred with sale of business	1,189	—
Continuing operations - end of period	$562	$469
(a)Reported as discontinued operations on our condensed consolidated balance sheets.

Reconciliation of Net Income (Loss) From Continuing Operations to Adjusted EBITDA from Continuing Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net Income (Loss) From Continuing Operations (1)	$(44)	$(40)	$(169)	$(196)
Interest expense	19	34	83	100
Income tax expense (benefit)	(9)	(14)	(34)	(45)
Depreciation	27	25	83	69
Intangible amortization	70	69	210	210
EBITDA From Continuing Operations	63	74	173	138
Share-based compensation	11	29	59	93
Transaction and integration expenses (2)	21	6	57	16
Restructuring	12	15	45	63
(Gain) Loss from change in fair value of financial instruments	(23)	(36)	(54)	(11)
(Gain) Loss from change in fair value of tax receivable agreement	27	11	51	30
Other	7	1	8	2
Adjusted EBITDA From Continuing Operations	$118	$100	$339	$331
Revenue	$555	$557	$1,652	$1,704
Adjusted EBITDA Margin From Continuing Operations (3)	21.3%	18.0%	20.5%	19.4%
(1)Adjusted EBITDA excludes the impact of discontinued operations. Comparable periods have been recast to exclude these impacts.
(2)Transaction and integration expenses primarily relate to acquisition and divestiture activities.
(3)Adjusted EBITDA Margin From Continuing Operations is defined as Adjusted EBITDA from Continuing Operations as a percentage of revenue.

Reconciliation of Net Income (Loss) From Continuing Operations to Adjusted Net Income and Adjusted Diluted Earnings per Share From Continuing Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(in millions, except share and per share amounts)
Numerator:
Net Income (Loss) From Continuing Operations Attributable to Alight, Inc. (1)	$(44)	$(42)	$(167)	$(187)
Conversion of noncontrolling interest	—	2	(2)	(9)
Intangible amortization	70	69	210	210
Share-based compensation	11	29	59	93
Transaction and integration expenses (2)	21	6	57	16
Restructuring	12	15	45	63
(Gain) Loss from change in fair value of financial instruments	(23)	(36)	(54)	(11)
(Gain) Loss from change in fair value of tax receivable agreement	27	11	51	30
Other	6	1	8	2
Tax effect of adjustments (3)	(32)	(5)	(73)	(46)
Adjusted Net Income From Continuing Operations	$48	$50	$134	$161

Denominator:
Weighted average shares outstanding - basic	535,828,896	493,226,324	545,659,335	486,683,943
Dilutive effect of the exchange of noncontrolling interest units	—	—	560,433	—
Dilutive effect of RSUs	—	—	—	—
Weighted average shares outstanding - diluted	535,828,896	493,226,324	546,219,768	486,683,943
Exchange of noncontrolling interest units(4)	663,057	40,858,016	2,189,169	47,618,819
Impact of unvested RSUs(5)	7,358,510	9,161,197	7,358,510	9,161,197
Adjusted shares of Class A Common Stock outstanding - diluted(6)(7)	543,850,463	543,245,537	555,767,447	543,463,959

Basic (Net Loss) Earnings Per Share From Continuing Operations	$(0.08)	$(0.09)	$(0.31)	$(0.39)
Diluted (Net Loss) Earnings Per Share From Continuing Operations	$(0.08)	$(0.09)	$(0.31)	$(0.39)
Adjusted Diluted Earnings Per Share From Continuing Operations	$0.09	$0.09	$0.24	$0.30
(1)Excludes the impact of discontinued operations. Comparable periods have been recast to exclude these impacts.
(2)Transaction and integration expenses primarily relate to acquisition and divestiture activities.
(3)Income tax effects have been calculated based on the statutory tax rates for both U.S. and foreign jurisdictions based on the Company's mix of income and adjusted for significant changes in fair value measurement.
(4)Assumes the full exchange of the units held by noncontrolling interests for shares of Class A Common Stock of Alight, Inc. pursuant to the exchange agreement.
(5)Includes non-vested time-based restricted stock units that were determined to be antidilutive for U.S. GAAP diluted earnings per share purposes.
(6)Excludes two tranches of contingently issuable seller earnout shares: (i) 7.5 million shares will be issued if the Company's Class A Common Stock's volume-weighted average price ("VWAP") is >$12.50 for any 20 trading days within a consecutive period of 30 trading days; (ii) 7.5 million shares will be issued if the Company's Class A Common Stock VWAP is >$15.00 for any 20 trading days within a consecutive period of 30 trading days. Both tranches have a seven-year duration.
(7)Excludes approximately 10.2 million and 28.5 million performance-based units, which represents the gross number of shares expected to vest based on achievement of performance conditions as of September 30, 2024 and 2023, respectively.

Gross Profit to Adjusted Gross Profit Reconciliation by Segment
(Unaudited)

	Three Months Ended September 30, 2024
($ in millions)	Employer Solutions	Other	Total
Gross Profit	$174	$—	$174
Add: stock-based compensation	3	—	3
Add: depreciation and amortization	23	—	23
Adjusted Gross Profit	$200	$—	$200
Gross Profit Margin	31.4%	0.0%	31.4%
Adjusted Gross Profit Margin	36.0%	0.0%	36.0%

	Three Months Ended September 30, 2023
($ in millions)	Employer Solutions	Other	Total
Gross Profit	$166	$—	$166
Add: stock-based compensation	7	—	7
Add: depreciation and amortization	19	—	19
Adjusted Gross Profit	$192	$—	$192
Gross Profit Margin	30.2%	0.0%	29.8%
Adjusted Gross Profit Margin	34.9%	0.0%	34.5%

	Nine Months Ended September 30, 2024
($ in millions)	Employer Solutions	Other	Total
Gross Profit	$523	$—	$523
Add: stock-based compensation	11	—	11
Add: depreciation and amortization	70	—	70
Adjusted Gross Profit	$604	$—	$604
Gross Profit Margin	31.7%	0.0%	31.7%
Adjusted Gross Profit Margin	36.6%	0.0%	36.6%

	Nine Months Ended September 30, 2023
	Employer Solutions	Other	Total
Gross Profit	$542	$(2)	$540
Add: stock-based compensation	21	—	21
Add: depreciation and amortization	52	2	54
Adjusted Gross Profit	$615	$—	$615
Gross Profit Margin	32.3%	(7.7)%	31.7%
Adjusted Gross Profit Margin	36.7%	0.0%	36.1%

Other Select Financial Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2024	2023	2024	2023
Segment Revenues
Employer Solutions:
Recurring	$504	$497	$1,518	$1,535
Project	51	53	134	143
Total Employer Solutions	555	550	1,652	1,678
Other (1)	—	7	—	26
Total revenue	$555	$557	$1,652	$1,704

Segment Gross Profit
Employer Solutions	$174	$166	$523	$542
Other	—	—	—	(2)
Total gross profit	$174	$166	$523	$540

Segment Gross Margin
Employer Solutions	31.4%	30.2%	31.7%	32.3%
Other	0.0%	0.0%	0.0%	(7.7)%
Total gross margin	31.4%	29.8%	31.7%	31.7%

Segment Adjusted Gross Profit
Employer Solutions	$200	$192	$604	$615
Other	—	—	—	—
Total adjusted gross profit	$200	$192	$604	$615

Segment Adjusted Gross Margin Percent
Employer Solutions	36.0%	34.9%	36.6%	36.7%
Other	0.0%	0.0%	0.0%	0.0%
Total adjusted gross margin percent	36.0%	34.5%	36.6%	36.1%

Adjusted EBITDA From Continuing Operations	$118	$100	$339	$331

Cash provided by continuing operating activities			$75	$226

Other Key Statistics
Recurring revenue, Ex. Other	$504	$497	$1,518	$1,535
BPaaS revenue	$121	$102	$353	$301
BPaaS revenue as % of total revenue	21.8%	18.3%	21.4%	17.7%
(1)Other primarily attributable to the former Hosted Segment.